Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:

For AMICAS:
Aine Cryts
Marketing Communications Manager
617.779.7878
aine.cryts@amicas.com

For Thoma Bravo:
Amber Roberts
Lane PR (for Thoma Bravo)
917.639.4114
amber@lanepr.com
AMICAS, INC. SIGNS MERGER AGREEMENT WITH THOMA BRAVO
Shareholders to receive $5.35 per share in cash; transaction valued at $217 million
Boston, MA (December 28, 2009) — AMICAS, Inc. (NASDAQ: AMCS), a leader in image and information management solutions, today announced that on December 24, 2009, it entered into a definitive merger agreement to be acquired by an affiliate of Thoma Bravo, LLC, in a transaction valued at approximately $217 million. The AMICAS Board of Directors unanimously approved the agreement and resolved to recommend that the shareholders of AMICAS adopt the agreement.
Under the terms of the agreement, AMICAS shareholders will receive $5.35 in cash for each share of AMICAS common stock they hold, representing a premium of approximately 24 percent over AMICAS’ average closing share price during the 30 trading days ending December 24, 2009, and a 38 percent premium over AMICAS’ average closing share price during the 90 trading days ending December 24, 2009.
“The agreement with Thoma Bravo provides an attractive all-cash valuation to our shareholders, and we look forward to completing the transaction under the terms of the agreement as expeditiously as possible,” said Stephen Kahane MD, president, chief executive officer, and chairman of AMICAS.
“We look forward to continuing our mission to provide the best solutions for image and information management in healthcare,” said Dr. Kahane. “We believe that working with Thoma Bravo will enable us to focus our resources on our business and our customers. With the additional capital and operational expertise available to AMICAS through Thoma Bravo, we will be able to grow as the needs of our customers evolve and will be enabled to better serve our market.”
“Thoma Bravo is excited to partner with the AMICAS management team to continue growing the company into the leading provider of image IT solutions for the healthcare industry,” said Orlando Bravo, a managing partner at Thoma Bravo.
“Thoma Bravo will further strengthen the industry leadership position of AMICAS through organic growth initiatives, acquisitions, and implementation of operational best practices,” added Seth Boro, a principal at Thoma Bravo. ”We look forward to helping AMICAS better serve the evolving needs of its healthcare industry customers.”

The transaction is subject to customary closing conditions, including requisite regulatory approvals and approval of AMICAS shareholders. The transaction is not subject to a financing condition. AMICAS expects the transaction to close in the first quarter of 2010.
Under the merger agreement, there is a provision whereby AMICAS may solicit alternative proposals from third parties during the 45 calendar days commencing December 24, 2009. There can be no assurance that an alternative transaction will emerge. For further information regarding all terms and conditions contained in the definitive merger agreement, please see our Current Report on Form 8-K, which will be filed in connection with this transaction.
Raymond James & Associates, Inc. is serving as financial advisor to AMICAS. Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. is serving as legal counsel to AMICAS, and Thoma Bravo’s legal counsel is Kirkland & Ellis, LLP.
About AMICAS, Inc.
AMICAS, Inc. (www.amicas.com) is a leading independent provider of imaging IT solutions. AMICAS offers the industry’s most comprehensive suite of image and information management solutions – from radiology PACS to cardiology PACS, from radiology information systems to cardiovascular information systems, from revenue cycle management solutions to enterprise content management tools designed to power the imaging component of the electronic medical record (EMR). AMICAS provides a complete, end-to-end solution for radiology practices, imaging centers, and ambulatory care facilities. Hospitals and integrated delivery networks are provided with a comprehensive image management solution for cardiology and radiology that supports EMR strategies to enhance clinical, operational, and administrative functions.
About Thoma Bravo, LLC
Thoma Bravo is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 28 years. The firm originated the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. Thoma Bravo applies its investment strategy across multiple industries with a particular focus on the software and services sectors. In the software industry, Thoma Bravo has completed 43 acquisitions across 13 platform companies with total annual earnings in excess of $600 million. For more information on Thoma Bravo, visit www.thomabravo.com.
Information regarding the solicitation of proxies
In connection with the proposed transaction, AMICAS will file a proxy statement and relevant documents concerning the proposed transaction with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the proposed transaction. The definitive proxy statement will be mailed to the stockholders of the company in advance of the special meeting. Shareholders of AMICAS are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about AMICAS and the proposed transaction. Shareholders may obtain a free copy of the proxy statement and any other relevant documents filed by AMICAS with the SEC (when available) at the SEC’s Web site at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by AMICAS by contacting AMICAS Investor Relations by e-mail at colleen.mccormick@amicas.com or by phone at 617.779.7892.
AMICAS and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from AMICAS shareholders in respect of the proposed transaction. Information about the directors and executive officers of AMICAS and their respective interests in AMICAS by security holdings or otherwise is set forth in its proxy statements and Annual Reports on Form 10-K, previously filed with the SEC. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement regarding the acquisition when it becomes available. Each of these documents is, or will be, available for free at the SEC’s

Web site at www.sec.gov and at the AMICAS Investor Relations Web site at www.amicas.com/investorrelations.
Cautionary statement regarding forward-looking statements
This press release contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, and the completion of the transaction. These statements are based on the current expectations of management of AMICAS, Inc., involve certain risks, uncertainties, and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, conditions to the closing of the transaction may not be satisfied and the transaction may involve unexpected costs, liabilities, or delays, any of which could cause the transaction to not be consummated. Additional factors that may affect the future results of AMICAS are set forth in its filings with the Securities and Exchange Commission, which are available at www.sec.gov. All forward-looking statements in this release are qualified by these cautionary statements and are made only as of the date of this release. AMICAS is under no obligation (and expressly disclaims any such obligation) to update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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